UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2023

Bakhu Holdings, Corp.

(Exact name of Company as specified in its charter)

Nevada	000-55862	26-0510649
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
One World Trade Center, Suite 130 Long Beach, CA 90831 (Address of Principal Executive Offices) (310) 891-1959 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding us and our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

ADDITIONAL INFORMATION

You are urged to read this Current Report carefully. This Current Report is not all-inclusive and does not contain all the information that you may desire in evaluating the Company. You must conduct and rely on your own evaluation of the Company, including the merits and risks involved in making a decision to invest in our stock. No representations or warranties of any kind are intended nor should any be inferred with respect to the economic viability of the Company or with respect to any benefits, which may accrue as a result of an investment in the Company. The Company does not in any way represent, guarantee or warrant an economic gain or profit with regard to our business. We do not in any way represent or warrant the advisability of investing in our stock. Any projections, forecasts, or other forward-looking statements or opinions contained in this Current Report constitute estimates by us based upon sources deemed to be reliable, but the accuracy of this information is not guaranteed nor should you consider the information all-inclusive.

As used in this Current Report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company,” and “Bakhu” refer to Bakhu Holdings, Corp.

Item 8.01Other Events.

Cancellation of Series A Preferred Stock.

Pursuant to the consent and agreement of Inter-M Traders FZ, LLE (the “Principal Shareholder”), Cell Science Holding Ltd. (“Cell Science”), the OZ Company (the “Lead Investor”) and Bakhu, and in furtherance of the financing efforts led by the Lead Investor, on September 18, 2023, the four (4) shares of Series A Preferred Stock held by the Cell Science, and which carried super-voting rights, were cancelled and terminated.  Each share of Series A Preferred Stock had voting rights equal to four (4) times the aggregate votes of the total number of shares of common stock issued and outstanding plus the total number of votes of all other classes of preferred stock issued and outstanding, divided by the number of shares of Series A Preferred Stock issued and outstanding, which have an equivalent of 1,204,731,932 votes. As a result of the preferred stock cancellation, Cell Science no longer has the voting power to control all stockholder votes.

As a result of the cancellation of said Series A Preferred Stock, no shares Preferred Stock are issued or outstanding, and the only class of shares that are outstanding are the shares of Common Stock which have one vote per share.

The referenced financing effort is continuing. Subject to meeting offering benchmarks, the Principal Shareholder and the Lead Investor have agreed to restructure our board of directors and management to use available net proceeds from the financing to renew our efforts to commercialize our licensed technology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS, CORP.

Date: October 24, 2023	/s/ Aristotle Popolizio
By: Aristotle Popolizio
Its: Vice President and Director

Date: October 24, 2023	/s/ Peter Whitton
By: Peter Whitton
Its: Director

Date: October 24, 2023	/s/ Juan Carlos Garcia La Sienra
By: Juan Carlos Garcia La Sienra Garcia
Its: CFO and Director